Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2022 Third Quarter Financial Results

•	Total Revenue $10.5 billion, up 4% and up 7% in constant currency
•	Total Cloud Revenue (IaaS plus SaaS) of $2.8 billion, up 24% and up 26% in constant currency
•	Fusion ERP Cloud Revenue up 33% and up 35% in constant currency
•	NetSuite ERP Cloud Revenue up 27% and up 29% in constant currency

AUSTIN, Texas, March 10, 2022 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2022 Q3 results. Total quarterly revenues were up 4% year-over-year in USD and up 7% in constant currency to $10.5 billion. Cloud services and license support revenues were up 5% in USD and up 8% in constant currency to $7.6 billion. Cloud license and on-premise license revenues were up 1% in USD and up 4% in constant currency to $1.3 billion.

Q3 GAAP operating income was $3.8 billion, down 1% in USD and up 3% in constant currency. Non-GAAP operating income was $4.8 billion, up 1% in USD and up 4% in constant currency. GAAP operating margin was 36%, and non-GAAP operating margin was 46%. GAAP net income was $2.3 billion, and non-GAAP net income was $3.1 billion.

Q3 GAAP earnings per share was $0.84 while non-GAAP earnings per share was $1.13, down 3% in USD and up 1% in constant currency. Q3 earnings per share was lowered by $0.05 primarily because of a decline in the share price of revolutionary gene sequencing company Oxford Nanopore, and an operating loss at Ampere, the maker of the world’s fastest ARM Server Chips. We remain confident that our investments in these two cutting-edge technology companies will deliver very strong returns for Oracle.

Short-term deferred revenues were $7.9 billion. Operating cash flow was $10.4 billion during the trailing twelve months.

“In Q3, Oracle delivered over 7% constant currency revenue growth—our highest quarterly organic revenue growth rate since we began our transition to the cloud,” said Oracle CEO, Safra Catz. “This strong top line growth was coupled with a solid non-GAAP constant currency operating profit growth of 4%, but the big story is that our overall revenue growth is being driven by both our rapidly growing Cloud Infrastructure and Cloud Applications businesses. Q3 Cloud Infrastructure revenue was up 47% in constant currency. Q3 Cloud Applications growth was led by Fusion ERP, which was up 35% in constant currency and NetSuite ERP which was up 29% in constant currency. Total Cloud revenue which includes Cloud Infrastructure and Cloud Applications is now over $11 billion a year.”

“In Q3, Oracle completed development of the multi-cloud version of our MySQL HeatWave open-source database,” said Oracle Chairman and CTO, Larry Ellison. “The MySQL HeatWave database is already running in the Oracle Gen2 Cloud. In a few weeks, MySQL HeatWave will also be available in the Amazon Cloud and the Microsoft Azure Cloud. MySQL HeatWave was designed to compete with Amazon’s version of MySQL called Aurora, Snowflake and other popular cloud databases. What customer and database analysts are saying about Oracle’s new MySQL HeatWave database is simply astonishing. Here are a couple of examples of what the database analysts are saying.”

“Oracle have shown AWS, Snowflake and other database providers how to design and architect a True MySQL Cloud Database. Customers can expect MySQL HeatWave to perform about 7 times faster than Amazon Redshift or Snowflake at 2-5 times lower cost. The benefits over Amazon Aurora are even greater.”

The following is an approved quote from the database analysts at Wikibon:

“We believe that the technology underlying MySQL HeatWave is an inflection point in database design and architecture. The MySQL HeatWave technology is by far the best in the market now, and we believe that the MySQL HeatWave competitive advantage is sustainable for at least three years. We also believe customers will demand that AWS provide similar converged functionality as HeatWave.”

The board of directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on April 8, 2022, with a payment date of April 21, 2022.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the future performance of certain of our investments and the competitive advantages of the MySQL HeatWave technology, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If our security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, any of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) We are susceptible to third-party manufacturing and logistics delays, which could result in the loss of sales and customers. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of March 10, 2022. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended February 28,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,637	73%	$7,252	72%	5%	8%
Cloud license and on-premise license	1,289	12%	1,276	13%	1%	4%
Hardware	798	8%	820	8%	(3%)	1%
Services	789	7%	737	7%	7%	11%
Total revenues	10,513	100%	10,085	100%	4%	7%
OPERATING EXPENSES
Cloud services and license support	1,305	13%	1,064	11%	23%	25%
Hardware	244	2%	230	2%	6%	11%
Services	669	7%	621	6%	8%	11%
Sales and marketing	2,004	19%	1,915	19%	5%	7%
Research and development	1,816	17%	1,621	16%	12%	13%
General and administrative	335	3%	330	3%	2%	3%
Amortization of intangible assets	279	3%	347	4%	(20%)	(19%)
Acquisition related and other	20	0%	13	0%	47%	54%
Restructuring	19	0%	66	1%	(71%)	(70%)
Total operating expenses	6,691	64%	6,207	62%	8%	10%
OPERATING INCOME	3,822	36%	3,878	38%	(1%)	3%
Interest expense	(667)	(6%)	(585)	(6%)	14%	14%
Non-operating expenses, net	(315)	(3%)	(17)	0%	*	*
INCOME BEFORE INCOME TAXES	2,840	27%	3,276	32%	(13%)	(8%)
(Provision for) benefit from income taxes	(521)	(5%)	1,745	18%	*	*
NET INCOME	$2,319	22%	$5,021	50%	(54%)	(51%)
EARNINGS PER SHARE:
Basic	$0.87		$1.72
Diluted	$0.84		$1.68
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,670		2,913
Diluted	2,754		2,994

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2022 compared with the corresponding prior year period decreased our total revenues by 3 percentage points, total operating expenses by 2 percentage points and operating income by 4 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended February 28,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$10,513	$—	$10,513	$10,085	$1	$10,086	4%	4%	7%	7%
Cloud services and license support	7,637	—	7,637	7,252	1	7,253	5%	5%	8%	8%
TOTAL OPERATING EXPENSES	$6,691	$(992)	$5,699	$6,207	$(905)	$5,302	8%	8%	10%	10%
Stock-based compensation (3)	674	(674)	—	479	(479)	—	41%	*	41%	*
Amortization of intangible assets (4)	279	(279)	—	347	(347)	—	(20%)	*	(19%)	*
Acquisition related and other	20	(20)	—	13	(13)	—	47%	*	54%	*
Restructuring	19	(19)	—	66	(66)	—	(71%)	*	(70%)	*
OPERATING INCOME	$3,822	$992	$4,814	$3,878	$906	$4,784	(1%)	1%	3%	4%
OPERATING MARGIN %	36%		46%	38%		47%	(210) bp.	(165) bp.	(155) bp.	(132) bp.
INCOME TAX EFFECTS (5)	$(521)	$(209)	$(730)	$1,745	$(2,442)	$(697)	*	5%	*	9%
NET INCOME	$2,319	$783	$3,102	$5,021	$(1,536)	$3,485	(54%)	(11%)	(51%)	(7%)
DILUTED EARNINGS PER SHARE	$0.84		$1.13	$1.68		$1.16	(50%)	(3%)	(47%)	1%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,754	—	2,754	2,994	—	2,994	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2022			Three Months Ended February 28, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$55	$(55)	$—	$33	$(33)	$—
Hardware	4	(4)	—	2	(2)	—
Services	17	(17)	—	15	(15)	—
Sales and marketing	113	(113)	—	82	(82)	—
Research and development	421	(421)	—	307	(307)	—
General and administrative	64	(64)	—	40	(40)	—
Total stock-based compensation	$674	$(674)	$—	$479	$(479)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 28, 2022 was as follows:

Remainder of fiscal 2022	$267
Fiscal 2023	744
Fiscal 2024	501
Fiscal 2025	142
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$1,688

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 18.4% and (53.3%) in the third quarter of fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 19.0% and 16.7% in the third quarter of fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates in the third quarter of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was recorded in the third quarter of fiscal 2021 due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates in the third quarter of fiscal 2021 was primarily due to a net tax benefit of $2.3 billion related to the partial realignment of our legal entity structure (refer to Appendix A for additional information), the net tax effects related to stock-based compensation expense, and the net tax effects related to acquisition related and other items, including the net tax effects on amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2022 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended February 28,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$22,562	74%	$21,311	73%	6%	6%
Cloud license and on-premise license	3,339	11%	3,254	11%	3%	4%
Hardware	2,328	7%	2,478	8%	(6%)	(5%)
Services	2,371	8%	2,209	8%	7%	8%
Total revenues	30,600	100%	29,252	100%	5%	5%
OPERATING EXPENSES
Cloud services and license support	3,778	12%	3,139	11%	20%	21%
Hardware	718	2%	719	2%	0%	1%
Services	1,984	7%	1,875	6%	6%	7%
Sales and marketing	5,811	19%	5,605	19%	4%	4%
Research and development	5,254	17%	4,812	17%	9%	9%
General and administrative	953	3%	949	3%	0%	0%
Amortization of intangible assets	882	3%	1,037	4%	(15%)	(15%)
Acquisition related and other (2)	4,707	16%	107	1%	*	*
Restructuring	89	0%	337	1%	(74%)	(73%)
Total operating expenses	24,176	79%	18,580	64%	30%	30%
OPERATING INCOME	6,424	21%	10,672	36%	(40%)	(38%)
Interest expense	(2,051)	(7%)	(1,799)	(6%)	14%	14%
Non-operating expenses, net	(348)	(1%)	(30)	0%	*	*
INCOME BEFORE INCOME TAXES	4,025	13%	8,843	30%	(54%)	(51%)
(Provision for) benefit from income taxes	(497)	(1%)	871	3%	*	*
NET INCOME	$3,528	12%	$9,714	33%	(64%)	(61%)
EARNINGS PER SHARE:
Basic	$1.30		$3.26
Diluted	$1.26		$3.19
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,711		2,977
Diluted	2,800		3,049

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2022 compared with the corresponding prior year period decreased our operating income by 2 percentage points.

(2)	Acquisition related and other for the nine months ended February 28, 2022 included the impact of litigation related charges totaling $4.7 billion.
*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2022 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended February 28,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$30,600	$—	$30,600	$29,252	$2	$29,254	5%	5%	5%	5%
Cloud services and license support	22,562	—	22,562	21,311	2	21,313	6%	6%	6%	6%
TOTAL OPERATING EXPENSES	$24,176	$(7,578)	$16,598	$18,580	$(2,876)	$15,704	30%	6%	30%	6%
Stock-based compensation (3)	1,900	(1,900)	—	1,395	(1,395)	—	36%	*	36%	*
Amortization of intangible assets (4)	882	(882)	—	1,037	(1,037)	—	(15%)	*	(15%)	*
Acquisition related and other	4,707	(4,707)	—	107	(107)	—	*	*	*	*
Restructuring	89	(89)	—	337	(337)	—	(74%)	*	(73%)	*
OPERATING INCOME	$6,424	$7,578	$14,002	$10,672	$2,878	$13,550	(40%)	3%	(38%)	4%
OPERATING MARGIN %	21%		46%	36%		46%	*	(56) bp.	*	(45) bp.
INCOME TAX EFFECTS (5)	$(497)	$(1,680)	$(2,177)	$871	$(2,990)	$(2,119)	*	3%	*	4%
NET INCOME	$3,528	$5,898	$9,426	$9,714	$(112)	$9,602	(64%)	(2%)	(61%)	(1%)
DILUTED EARNINGS PER SHARE	$1.26		$3.37	$3.19		$3.15	(60%)	7%	(58%)	8%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,800	—	2,800	3,049	—	3,049	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2022			Nine Months Ended February 28, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$145	$(145)	$—	$99	$(99)	$—
Hardware	11	(11)	—	8	(8)	—
Services	49	(49)	—	41	(41)	—
Sales and marketing	328	(328)	—	233	(233)	—
Research and development	1,188	(1,188)	—	897	(897)	—
General and administrative	179	(179)	—	117	(117)	—
Total stock-based compensation	$1,900	$(1,900)	$—	$1,395	$(1,395)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 28, 2022 was as follows:

Remainder of fiscal 2022	$267
Fiscal 2023	744
Fiscal 2024	501
Fiscal 2025	142
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$1,688

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 12.3% and (9.8%) in the first nine months of fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 18.8% and 18.1% in the first nine months of fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates in the first nine months of fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense, acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was recorded in the first nine months of fiscal 2021 due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates for the first nine months of fiscal 2021 was primarily due to a net tax benefit of $2.3 billion related to the partial realignment of our legal entity structure (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and the net tax effects related to acquisition related and other items, including the net tax effects on amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2022	May 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$22,682	$30,098
Marketable securities	707	16,456
Trade receivables, net	4,588	5,409
Prepaid expenses and other current assets	3,698	3,604
Total Current Assets	31,675	55,567
Non-Current Assets:
Property, plant and equipment, net	8,609	7,049
Intangible assets, net	1,688	2,430
Goodwill, net	43,833	43,935
Deferred tax assets	13,109	13,636
Other non-current assets	9,730	8,490
Total Non-Current Assets	76,969	75,540
TOTAL ASSETS	$108,644	$131,107
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Notes payable, current	$6,248	$8,250
Accounts payable	1,124	745
Accrued compensation and related benefits	1,626	2,017
Deferred revenues	7,871	8,775
Other current liabilities	3,964	4,377
Total Current Liabilities	20,833	24,164
Non-Current Liabilities:
Notes payable and other borrowings, non-current	72,165	75,995
Income taxes payable	12,168	12,345
Deferred tax liabilities	6,462	7,864
Other non-current liabilities	5,227	4,787
Total Non-Current Liabilities	96,022	100,991
Stockholders’ (Deficit) Equity	(8,211)	5,952
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$108,644	$131,107

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended February 28,
	2022	2021
Cash Flows From Operating Activities:
Net income	$3,528	$9,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,409	1,127
Amortization of intangible assets	882	1,037
Deferred income taxes	(983)	(2,475)
Stock-based compensation	1,900	1,395
Other, net	82	227
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	652	1,089
Decrease in prepaid expenses and other assets	71	609
Decrease in accounts payable and other liabilities	(683)	(247)
Decrease in income taxes payable	(661)	(1,181)
Decrease in deferred revenues	(643)	(250)
Net cash provided by operating activities	5,554	11,045
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(10,134)	(26,775)
Proceeds from sales and maturities of marketable securities and other investments	25,735	19,035
Acquisitions, net of cash acquired	(132)	(29)
Capital expenditures	(3,088)	(1,418)
Net cash provided by (used for) investing activities	12,381	(9,187)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(15,654)	(12,958)
Proceeds from issuances of common stock	357	915
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(1,011)	(597)
Payments of dividends to stockholders	(2,603)	(2,146)
Repayments of borrowings	(5,750)	(2,631)
Other, net	(439)	241
Net cash used for financing activities	(25,100)	(17,176)
Effect of exchange rate changes on cash and cash equivalents	(251)	400
Net decrease in cash and cash equivalents	(7,416)	(14,918)
Cash and cash equivalents at beginning of period	30,098	37,239
Cash and cash equivalents at end of period	$22,682	$22,321

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,092	$13,967	$14,659	$15,887	$15,325	$10,255	$10,396

Capital Expenditures	(1,614)	(1,833)	(1,851)	(2,135)	(2,761)	(3,118)	(3,805)

Free Cash Flow	$11,478	$12,134	$12,808	$13,752	$12,564	$7,137	$6,591

% Growth over prior year	(6%)	(1%)	3%	19%	9%	(41%)	(49%)

GAAP Net Income	$10,249	$10,380	$12,830	$13,746	$13,952	$10,262	$7,560

Free Cash Flow as a % of Net Income	112%	117%	100%	100%	90%	70%	87%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2021					Fiscal 2022
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371	$7,554	$7,637		$22,562
Cloud license and on-premise license	886	1,092	1,276	2,144	5,399	813	1,237	1,289		3,339
Hardware	814	844	820	882	3,359	763	767	798		2,328
Services	720	752	737	812	3,021	781	802	789		2,371
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728	$10,360	$10,513		$30,600
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	2%	4%	5%	8%	5%	6%	6%	5%		6%
Cloud license and on-premise license	9%	(3%)	4%	9%	5%	(8%)	13%	1%		3%
Hardware	0%	(3%)	(4%)	(2%)	(2%)	(6%)	(9%)	(3%)		(6%)
Services	(8%)	(7%)	(5%)	11%	(3%)	8%	7%	7%		7%
Total revenues	2%	2%	3%	8%	4%	4%	6%	4%		5%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	2%	4%	2%	4%	3%	5%	6%	8%		6%
Cloud license and on-premise license	8%	(5%)	0%	5%	2%	(9%)	16%	4%		4%
Hardware	0%	(3%)	(6%)	(6%)	(4%)	(7%)	(8%)	1%		(5%)
Services	(8%)	(8%)	(8%)	6%	(5%)	7%	7%	11%		8%
Total revenues	2%	1%	0%	4%	2%	2%	6%	7%		5%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,816	$2,901	$2,952	$3,043	$11,712	$3,041	$3,149	$3,187		$9,377
Infrastructure cloud services and license support	4,131	4,211	4,300	4,346	16,988	4,330	4,405	4,450		13,185
Total cloud services and license support revenues	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371	$7,554	$7,637		$22,562
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	4%	5%	5%	11%	6%	8%	9%	8%		8%
Infrastructure cloud services and license support	1%	4%	4%	6%	4%	5%	5%	3%		4%
Total cloud services and license support revenues	2%	4%	5%	8%	5%	6%	6%	5%		6%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	4%	5%	3%	7%	5%	7%	8%	10%		8%
Infrastructure cloud services and license support	1%	3%	2%	2%	2%	3%	5%	7%		5%
Total cloud services and license support revenues	2%	4%	2%	4%	3%	5%	6%	8%		6%
GEOGRAPHIC REVENUES
Americas	$5,068	$5,259	$5,424	$6,076	$21,828	$5,321	$5,736	$5,849		$16,905
Europe/Middle East/Africa	2,738	2,852	2,981	3,324	11,894	2,784	2,953	3,014		8,751
Asia Pacific	1,561	1,689	1,680	1,827	6,757	1,623	1,671	1,650		4,944
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728	$10,360	$10,513		$30,600

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021 and 2020 for the fiscal 2022 and fiscal 2021 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2022 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items, with the exception of the item described under income tax effects related to the partial realignment of our legal entity structure:

• Cloud services and license support revenues: Business combination accounting rules as applicable to acquisitions closed prior to fiscal 2022 required us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues, income tax effects and net income measures for the fiscal 2021 periods presented are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. For all periods presented, acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. For the nine months ended February 28, 2022, acquisition related and other expenses substantially consisted of litigation related charges totaling $4.7 billion that we generally do not expect to recur and we consider the $4.7 billion of litigation related charges to be outside our ordinary course of business based on the following considerations: (i) the unprecedented nature of the litigation related charges including the nature and size of the damages awarded; (ii) the dissimilarity of this litigation and related charges to recurring litigation of which we are a party in our normal business course for which any and all such charges are included in our GAAP operating results and non-GAAP measures; (iii) the complexity of the case; (iv) the counterparty involved; and (v) our expectation that litigation related charges of this nature will not recur in future periods; amongst other factors. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.

• Income tax effects related to the partial realignment of our legal entity structure: We recorded a net income tax benefit of $2.3 billion during the three and nine months ended February 28, 2021 which related to the partial realignment of our legal entity structure that resulted in the intra-group transfer of certain intellectual property rights. A portion of this net benefit will reduce cash taxes paid and give rise to a net deferred tax expense. We have excluded the net deferred tax effects related to this net income tax benefit from our non-GAAP income tax effects and net income measures for the three and nine months ended February 28, 2022 and 2021. We believe these adjustments to the fiscal 2022 and 2021 periods presented provides insight to our operating performance and comparability to past operating results.